Exhibit 99.1

Media Contact:

Kara Schiltz

kschiltz@redhat.com

919-301-3002

Sohaib Abbasi Joins Red Hat’s Board of Directors, Company Welcomes Back Dr. Steve Albrecht

RALEIGH, N.C.— March 28, 2011—Red Hat, Inc. (NYSE:RHT), the world’s leading provider of open source solutions, today announced that Sohaib Abbasi, chairman and chief executive officer of Informatica Corporation (NASDAQ: INFA) will join its Board of Directors. The company also announced that Dr. Steve Albrecht, Professor of Accounting at the Marriott School of Management at Brigham Young University, will return to the Red Hat Board.

“We are pleased to welcome Sohaib Abbasi to our Board. Sohaib’s industry experience and strong track record of success in executive roles at leading technology companies will be a tremendous asset as we continue to drive innovation and work to meet and exceed customer expectations,” said General H. Hugh Shelton (U.S. Army Retired), Chairman of Red Hat’s Board of Directors. “We are also thrilled and honored to have Dr. Albrecht rejoin Red Hat’s Board. Steve is a thought leader in the accounting field with an incredibly broad range of experience, and the value of his expertise and stewardship will be significant as we look to grow our business responsibly.”

Abbasi has served as the chief executive officer and president of Informatica since July 2004 and as chairman of its board of directors since March 2005. Until 2003, Mr. Abbasi was senior vice president, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was senior vice president, Oracle Tools Product Division. Mr. Abbasi graduated with honors from the University of Illinois at Urbana-Champaign in 1980, where he earned both a Bachelor of Science and a Master of Science degree in computer science.

Dr. Albrecht, who previously served on Red Hat’s Board from April 2003 through June 2009, is the Andersen Alumni Professor of Accounting at the Marriott School of Management at Brigham Young University (“BYU”). He served as Associate Dean of the school until July 2008. Dr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Dr. Albrecht currently serves on the board of directors of Cypress Semiconductor Corporation (NASDAQ:CY) and SunPower Corporation (NASDAQ:SPWRA). He is the past president of the American Accounting Association and the Association of Certified Fraud Examiners and is a former trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB). Mr. Albrecht holds a Bachelor of Science degree from Brigham Young University, a Masters degree in Business Administration and a Doctorate degree in Accounting from the University of Wisconsin.

About Red Hat, Inc.

Red Hat, the world’s leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, North Carolina, USA, with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for seven consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with virtualization, applications, management and Services Oriented Architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending, the effects of industry consolidation, uncertainty and adverse results in litigation and related settlements, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as the earthquakes and related events in Japan. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

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